UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
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       Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12


                                 FiberCore, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.

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


                                 FIBERCORE, INC.
                               253 WORCESTER ROAD
                                  P.O. BOX 180
                          CHARLTON, MASSACHUSETTS 01507

                            -----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 27, 2001

                            -----------------------

      The Annual Meeting of Shareholders of FiberCore, Inc. (the "Company") will be held at the Seaport Hotel, (The World Trade Center), 164 Northern Ave., Boston, Massachusetts 02210, on Friday, July 27, 2001, at 10:00 A.M., Eastern Daylight Time, for the following purposes:

      1. To elect two Class I directors for a three year term expiring at the annual meeting in 2004;

      2. To consider and take action on the ratification of selection of Deloitte & Touche LLP as the Company's independent certified public accountants for 2001; and

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on May 31, 2001 will be entitled to receive notice of and to vote at the meeting.

      Shareholders are cordially invited to attend the meeting in person. However, whether or not you expect to attend, we urge you to read the accompanying Proxy Statement and then complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope. It is important that your shares are represented at the meeting, and your promptness will assist us to prepare for the meeting and to avoid the cost of a follow-up mailing. If you attend the meeting, you can vote either in person or by your proxy. If you receive more than one proxy card because you own shares registered in different names or at different addresses, each proxy card should be completed and returned.

                                       Sincerely,

                                       /s/ Charles De Luca
                                       ---------------------------------
                                       Charles De Luca
                                       Secretary

Charlton, Massachusetts
June 25, 2001

                                 FIBERCORE, INC.
                               253 WORCESTER ROAD
                                  P.O. BOX 180
                          CHARLTON, MASSACHUSETTS 01507

                         ------------------------------

                                 PROXY STATEMENT

             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JULY 27, 2001

                         ------------------------------

                               GENERAL INFORMATION

      This Proxy Statement is furnished to shareholders of FiberCore, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Shareholders (the "Meeting"). The Meeting is scheduled to be held on Friday, July 27, 2001, at 10:00 A.M., Eastern Daylight Time, at the Seaport Hotel, (The World Trade Center), 164 Northern Ave., Boston, Massachusetts 02210, and at any and all adjournments thereof. It is anticipated that the mailing to shareholders of this Proxy Statement and the enclosed form of proxy will commence on or about June 30, 2001.

      At the Meeting, shareholders will be asked to vote upon: (1) the election of two Class I directors for a three year term; (2) the ratification of the selection of independent certified public accountants for 2001; and (3) such other business as may properly come before the Meeting and any and all adjournments thereof.

VOTING RIGHTS AND VOTES REQUIRED

      The close of business on May 31, 2001 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of and to vote at the Meeting. As of the close of business on such date, the Company had outstanding and entitled to vote 59,544,095 shares of common stock, par value $.001 per share ("Common Stock").

      A majority of the outstanding shares of the Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of the Common Stock entitled to vote at the Meeting will have one vote for each share so held. Proxies submitted by brokers that do not indicate a vote for one or more of the proposals because the holders do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on those proposals are called "broker non-votes."

      There are differing shareholder vote requirements for the various proposals. Directors will be elected by a plurality of the votes cast at the Meeting, meaning the two nominees receiving the most votes will be elected directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for the two management nominees unless the proxy contains instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes. However, such action will not reduce the number of votes otherwise received by the nominee. Ratification of the auditors requires that the number of votes cast for ratification exceed those cast against ratification. Abstentions and broker non-votes will have no effect on this vote.

VOTING OF PROXIES

      If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Meeting as specified in the proxy. If no instructions are specified, the shares represented by any properly executed proxy will be voted for the two proposals discussed in the preceding paragraph.

REVOCATION OF PROXIES

      Any proxy given pursuant to this solicitation may be revoked by a shareholder at any time before it is exercised. A proxy may be revoked by a writing, by a valid proxy bearing a later date delivered to the Company, or by attending the Meeting and voting in person.

SOLICITATION OF PROXIES

      The Company will bear the cost of this solicitation, including amounts paid to banks, brokers and other record owners to reimburse them for their expenses in forwarding solicitation material regarding the Meeting to beneficial owners of the Common Stock. The solicitation will be by mail, with the material being forwarded to the shareholders of record and certain other beneficial owners of the Common Stock by the Company's officers and other regular employees (at no additional compensation). Such officers and employees may also solicit proxies from shareholders by personal contact, by telephone or by fax if necessary in order to assure sufficient representation at the Meeting.

      Mr. Steven Phillips, interim Chief Financial Officer, will receive and tabulate proxies and act as inspector of election for the Meeting.

                        PROPOSAL 1: ELECTION OF DIRECTORS

      At the Meeting, two directors are to be elected to serve as follows: two Class I directors for a three year term expiring at the annual meeting in 2004; and in each case until their successors are elected and qualified. The Board of Directors currently consists of six members.

      The two persons designated by the Board of Directors as nominees for election as directors at the Meeting are: Mr. Javad K. Hassan and Mr. Michael A. Robinson.

      Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election of the two nominees as directors. In the event any nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors. The Board expects that each nominee named in the following table will be available for election.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES

      Information about the nominees is set forth immediately below.

      NOMINEES FOR CLASS I DIRECTORS FOR THREE YEAR TERM ENDING IN 2004


                              POSITION WITH COMPANY       YEAR FIRST ELECTED
      NAME OF NOMINEE        OR PRINCIPAL OCCUPATION          A DIRECTOR
      ---------------        -----------------------          ----------

      Javad K. Hassan                Director                    1999

      Michael A. Robinson            Director                    2000



      EXECUTIVE OFFICERS AND DIRECTORS

      The following table sets forth certain information with respect to each person who was an executive officer, director, or nominee for director of the Company as of December 31, 2000.

       NAME            AGE                         POSITION
       ----            ---                         --------

Mohd A. Aslami         54     Chairman of the Board of Directors, President,
                              Chief Executive Officer, and Chief Technology
                              Officer of the Company

Charles De Luca        63     Director, Secretary and Managing Director of
                              FiberCore Jena GmbH ("FCJ"), the Company's wholly owned subsidiary

Steven Phillips        56     Director, Interim Chief Financial Officer and
                              Treasurer

Hedayat Amin-Arsala    59     Director

Javad K. Hassan        60     Director

Michael A. Robinson    35     Director

      Dr. Mohd A. Aslami, Ph.D. is a Co-founder, Chairman of the Board of Directors and Chief Executive Officer of the Company. Dr. Aslami also serves as Chairman of the Supervisory Board of FiberCore Jena AG, the Company's wholly-owned subsidiary in Germany. Dr. Aslami also co-founded ALT in 1986, and served as its President, Chief Executive Officer and Director from 1986 to 1994, when it was acquired by FiberCore. From 1981 to 1986, Dr. Aslami co-founded and served as Director, Treasurer and Executive Vice President of Manufacturing and Engineering for SpecTran, a publicly traded manufacturer of optical fiber, which was acquired by Lucent in March 2000. Prior positions include Manager of Engineering and Manufacturing Communications at Galileo Electro Optics Corporation (now Netoptix Corporation and recently acquired by Corning) and Project Manager of Manufacturing and Engineering at Corning Glass Works (now Corning). Dr. Aslami holds a B.S. degree in chemical engineering from Purdue University and a Ph.D. in chemical engineering from the University of Cincinnati. Dr. Aslami has published several articles on fiber optic manufacturing processes and has authored or co-authored several patents relating to fiber optic manufacturing and fiber optic related products.

      Mr. Charles De Luca is a Co-founder and Director of the Company and Managing Director of FiberCore Jena AG. Mr. De Luca is also Co-founder of FiberCore's ALT subsidiary, where he serves as Director and Executive Vice President of Sales and Marketing. From 1981 to 1986, Mr. De Luca co-founded and served as Director and Executive Vice President of Sales and Marketing of SpecTran. Prior positions include marketing and management positions at Exxon Optical Information Systems, Galileo Electro Optics Corporation and Bendix International. Mr. De Luca holds a B.S. in economics from Queens College, New York and a MBA in management and marketing from St. Johns University, New York. In addition, he has co-published several articles in the fiber optics field.

      Mr. Steven Phillips became interim Chief Financial Officer and Treasurer of the Company in August 2000, after serving as a financial consultant to the Company since its inception. Mr. Phillips became a director of the Company in May 1995 and became a director of ALT in May 1989. In the past he has served as interim Chief Financial Officer for a start-up Internet Company and as Chief Financial Officer of the Winstar Government Securities Company L.P., a registered U.S. Government securities dealer that he co-founded. Since August 1987, Mr. Phillips has served as a Director, Secretary and Chief Financial Officer of James Money Management, Inc., a private investment company.

      Mr. Hedayat Amin-Arsala, a Director of the Company since January of 1999, has held various senior positions with the World Bank for 18 years and was in charge of World Bank operations in East and South Asia, retiring in 1987. He served as the Minister of Finance for the Afghan Interim Government from 1989 to 1992 and was Minister of Foreign Affairs for Afghanistan from 1993 to 1996. Since 1996, Mr. Amin-Arsala has acted in an advisory capacity to the United Nations and the United States Agency for International Development and has served on a number of governmental and non-governmental humanitarian organizations.

      Mr. Javad K. Hassan, a Director of the Company since July 1999, joined AMP Incorporated (now, Tyco Electronics Corporation, a wholly owned subsidiary of Tyco International Ltd.) in 1988 as Vice President of Technology. In 1993 he was appointed Corporate Vice President of Strategic Businesses, later renamed Global Interconnect Systems Business ("GISB"), where he pioneered and deployed a strategy to take Tyco from a connector company to a global interconnection systems and solutions organization. He was named President of GISB in 1993. After retiring from Tyco in 1998, Mr. Hassan founded and is Chairman and CEO of NeST (Network Systems and Technologies), a provider of software systems and electronics design and manufacturing. He is also Chairman of AM Communications, a public company providing broadband network monitoring and management systems to cable TV operators, as well as a General Partner of MESA (Middle East and Southeast Asia) Venture Capital Fund, which invests in US-based technology companies. He is a board member of several companies and currently serves as Chairman of the Electronic Development Commission for the Government of Kerala in India. Mr. Hassan received a B.S.M.E. degree from Kerala University in 1962, a Masters of Materials Science degree from the University of Bridgeport, Connecticut in 1968 and was elected an IEEE Fellow, Institute of Electrical and Electronics Engineers in 1986.

      Mr. Michael A. Robinson became a Director of the Company in October 2000. Mr. Robinson is Senior Vice President and Corporate Treasurer of Tyco International Ltd., a global, diversified manufacturing and service company. Mr. Robinson was appointed Treasurer of Tyco in March 1998. Prior to this appointment, he was a Vice President in the Investment Banking Department at Merrill Lynch, focusing on conglomerate and healthcare companies. Previously, he held positions at Colgate-Palmolive and Bankers Trust Company. Mr. Robinson holds a Bachelors Degree in Accounting, summa cum laude, from Florida A&M University and a Masters of Business Administration Degree from the Graduate School of Business at Harvard University.

MEETINGS OF THE BOARD OF DIRECTORS

      The Board of Directors held three (3) meetings during 2000. Each director attended or participated in 67% of the aggregate of meetings held and actions taken in 2000 by the Board of Directors.

COMMITTEES OF THE BOARD

      In April 2000 the Board of Directors established both an Audit Committee and Compensation Committee. The board members participating in each of the committees are Michael A. Robinson, Hedayat Amin-Arsala and Javad K. Hassan. Mr. Robinson is the Chairman of both committees.

DIRECTORS' FEES

      The Company maintains a compensation plan for outside directors, (directors who are not employees of the Company), wherein each outside director receives an initial award of 10,000 non-qualified stock options and thereafter, a grant of 5,000 non-qualified options for each year of service. In addition, outside directors receive a fee of $10,000 per year, payable quarterly, and $250 for each Board of Directors meeting or Committee of the Board meeting attended.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder, the Company's executive officers and directors are required to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. reports of ownership and changes in ownership of Common Stock. Copies of such reports are required to be furnished the Company. Based solely on review of the copies of such reports furnished to the Company, or written representations that no other reports were required, the Company believes that during the year ended December 31, 2000 all of its executive officers and directors complied with the requirements of
Section 16(a), except that: Mr. Hedayat Amin-Arsala, a director of the Company, did not timely file the annual Form 5 with respect to his acquisition of 5,000 options to purchase shares of the Company, granted for Director's services, did not timely report the exercise of 54,666 options and the exercise of 249,074 warrants, both in January of 2000. Mr. Javad K. Hassan, a director of the Company, did not timely file the annual Form 5 with respect to his acquisition of 5,000 options to purchase shares of the Company, granted for Director's services.

                  PROPOSAL 2: RATIFICATION OF THE SELECTION OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      The Board of Directors has selected Deloitte & Touche LLP to act as independent accountants for the Company for the current fiscal year, and a proposal to ratify this selection will be submitted to the Annual Meeting. Deloitte & Touche LLP has acted as accountants for the Company since January 1997, and management believes it desirable and in the best interests of the Company to continue the employment of that firm. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

      If the foregoing proposal is not approved by the holders of a majority of the shares represented at the Annual Meeting and voting on the proposal, or if prior to the 2002 Annual Meeting, Deloitte & Touche LLP shall decline to act or otherwise become incapable of acting, or if its employment is otherwise discontinued by the Board of Directors, then in any such case the Board of Directors will appoint other independent accountants whose employment for any period subsequent to the 2001 Annual Meeting will be subject to ratification by the stockholders at the 2002 Annual Meeting.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 2001.

                             ADDITIONAL INFORMATION

SECURITY OWNERSHIP

      The following table sets forth certain information regarding the ownership of the Common Stock as of May 31, 2001, with respect to (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each executive officer named in the Executive Compensation Table,
(iii) each director of the Company and (iv) all the directors and executive officers of the Company as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned.

               NAME AND ADDRESS(1)                SHARES OWNED          % OWNED
               -------------------                ------------          -------

Mohd Aslami.....................................  9,528,594   (2), (9)    14.0
Charles De Luca.................................  6,352,914   (3), (9)     9.4
Steven Phillips.................................  3,254,853   (4), (9)     4.8
Hedayat Amin-Arsala.............................  2,312,607   (5)          3.4
Javad K. Hassan.................................     68,333   (6)           .1
Michael A. Robinson.............................          0   (7)           .0
Tyco International Ltd..........................  11,628,224  (8), (9)    17.1
All directors and executive officers as a
  group (6 persons).............................  21,517,301              31.7%

------------

(1) The addresses of the persons and entities named in this table are as follows: Messrs. Aslami, De Luca, Phillips, Amin-Arsala and Hassan, c/o FiberCore, Inc., P.O. Box 180, 253 Worcester Road, Charlton, MA 01507; Mr. Robinson and Tyco International Ltd., 9 West 57th Street, New York, New York 10022.

(2) Includes 1,389,158 shares and warrants to purchase 323,082 shares held by Dr. Aslami's wife and 1,587,569 shares held by the Ariana trust of which Dr. Aslami's wife is the trustee and his children are beneficiaries. Also includes 2,052,016 options and warrants to purchase shares of the Company held directly by Dr. Aslami, which includes 250,000 stock options granted on February 21, 2001.

(3) Includes 2,666,772 shares and warrants to purchase 323,082 shares held by Elizabeth De Luca, Mr. De Luca's wife. Also includes 831,242 options and warrants to purchase shares of the Company held directly by Mr. De Luca, which includes 60,000 stock options granted on February 21, 2001.

(4) Includes 1,702,826 options and warrants to purchase shares of the Company, which includes 61,000 stock options granted on February 21, 2001 and 1,243,712 options held by One Financial Group, Incorporated, a Company controlled by Mr. Phillips.

(5) Includes 110,499 shares held by Mr. Amin-Arsala's wife and options to acquire 13,667 shares held by Mr. Amin-Arsala, as outside director compensation.

(6) Includes options to acquire 68,333 held by Mr. Hassan, as outside director compensation.

(7) Mr. Robinson, Senior Vice President and Corporate Treasurer of Tyco International Ltd, was elected to the Company's Board of Directors on October 12, 2000.

(8) Of the total, 10,275,849 shares are held by Tyco Electronics Corporation and 1,352,375 shares are held by Tyco Sigma Limited. Both entities are wholly owned subsidiaries of Tyco International Ltd., a company traded on the New York Stock Exchange.

(9) Under the Guarantor Indemnification Agreement with Tyco International Group S.A. ("TIGSA"), Mohd Aslami, Steven Phillips and Charles De Luca are subject to various restrictions with regard to the sale of their common stock.

ARRANGEMENTS WHICH COULD RESULT IN A CHANGE OF CONTROL

      In December of 2000, the Company executed a loan agreement with Fleet National Bank. The Company's repayment obligations under the loan agreement are guaranteed (the "Guaranty") by TIGSA, a wholly-owned subsidiary of Tyco International Ltd., which owns approximately 19.5% of the Common Stock, which is outstanding. In connection with the Guaranty, the Company issued to TIGSA one share of the Company's Series A Preferred Stock entitling TIGSA to certain rights and privileges. In the event the Company breaches certain covenants, TIGSA's ownership of the share entitles TIGSA to elect a number of individuals to the Registrant's board of directors sufficient to give TIGSA control of the board until the termination of the agreement pursuant to which the Company must indemnify TIGSA.

EXECUTIVE COMPENSATION AND OTHER MATTERS

      Following is a summary of the compensation earned and/or paid to the Company's Chief Executive Officer and its most highly compensated executive officers for the last three years.

                           SUMMARY COMPENSATION TABLE

                    ANNUAL COMPENSATION                   LONG TERM COMPENSATION
--------------------------------------------------------  ----------------------
                                                           RESTRICT   SECURITIES
                                                   OTHER    STOCK    UNDERLYING
   NAME AND PRINCIPAL    FISCAL  SALARY  BONUS    ANNUAL    AWARD(S) OPTIONS/SARS
        POSITION          YEAR     $       $    COMPENSATION   $         (#)
   ------------------    ------  ------  ------ ------------ -------  ----------
Dr. Mohd Aslami           2000  200,000  70,000     ---                    ---
Chairman, Chief           1999  133,334     ---     ---              1,114,644
Executive                 1998  156,583     ---     ---                184,911
Officer & President

Charles De Luca           2000  115,000  25,000     ---                    ---
Managing Director,        1999   76,761     ---     ---                515,296
FiberCore Jena GmbH       1998   97,116     ---     ---                106,324

Steven Phillips (*)       2000   83,333  21,000     ---       ---          ---
interim Chief
Financial Officer &
Treasurer

Michael J. Beecher (**)   2000   67,083     ---               ---          ---
Chief                     1999   86,250     ---               ---          ---
Financial Officer &       1998  100,000     ---     ---       ---          ---
Treasurer


------------

(*)   For the five months commencing August 1, 2000

(**) For the seven months ended July 31, 2000. Mr. Beecher resigned from the Company, effective July 31, 2000.


      Under an agreement dated October 1, 1998, in 1999 Dr. Aslami, Mr. De Luca and Mr. Beecher accepted salary reductions of 33.3%, 33.3%, and 25.0%, respectively and were awarded stock options for these salary reductions to purchase shares of 739,644, 425,296, and 318,972, respectively. The option exercise price is $0.1875 per share, which was the closing price on the OTC Bulletin Board on the grant date.

STOCK OPTION GRANTS

      There were no stock options granted to executive officers during the year ended December 31, 2000.

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTIONS/SAR VALUES

      The following table lists the options/SARs exercised during the year and the options/SARs held by the executive officers that were unexercised at December 31, 2000.

                                                   NUMBER OF
                                                   SECURITIES
                                                   UNDERLYING           VALUE OF UNEXERCISED
                     SHARES                        UNEXERCISED              IN-THE-MONEY
                    ACQUIRED                     OPTIONS/SARS               OPTIONS/SARS
                       ON         VALUE        AT FISCAL YEAR-END       AT FISCAL YEAR-END
                    EXERCISE     REALIZED            (#)                        ($)
      NAME             (#)            $      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
-----------------   ---------    --------    -------------------------   -------------------------
Dr. Mohd Aslami       184,911     $704,973      925,557/250,000          $2,862,512/$375,000

Charles De Luca       106,324     $405,360       501,346/60,000           $1,607,114/$90,000

Steven                104,290     $397,606       1,348,791/416               $4,582,840/ 0
Phillips(*)



------------

(*) Includes options exercised and held by One Financial Group Incorporated, a company controlled by Mr. Phillips

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LOANS

      During February and March 2000, the Company borrowed a total of $300,000 from the spouses of two officers and from a company affiliated with an outside director. In connection with the loans, the Company issued each of the three parties a $100,000 unsecured note, bearing interest at 14%. The notes were repaid in September 2000.

      On December 29, 2000, convertible notes issued to two officers and an outside director in July 1999, totaling $548,000 including related party interest expense, were converted into 2,190,850 common shares of the Company. Related party interest expense on these notes in 2000 and 1999 was $72,000 and $90,000, respectively.

CONSULTING

      On August 1, 2000, Mr. Steven Phillips assumed the role of interim Chief Financial Officer upon the July 31, 2000 resignation of Mr. Beecher, the former Chief Financial Officer. Prior to that date, the Company had a consulting agreement with One Financial Group, a company controlled by Mr. Phillips who is also a director of the Company. One Financial Group provided services as a financial advisor and for the period January 1 to July 31, 2000, the Company incurred costs of $116,000 in connection with services rendered by One Financial Group. In 1999, One Financial Group was granted options to purchase common stock of the Company in lieu of receiving cash payment for services valued at $94,000. In 1998, the Company incurred costs of $46,000 to One Financial Group.

MATTERS RELATING TO THE AUDIT COMMITTEE

REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee ("Committee") consists of three outside directors who are independent. The Board of Directors has determined that all members of the Committee are financially literate and that at least one member of the Committee has accounting or financial experience. The Committee operates under a Charter adopted by the Board of Directors, a copy of which is included as Appendix A to this proxy statement.

      Management is responsible for the Company's internal controls and the preparation of financial statements. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report to the Company's Board of Directors and to the Stockholders of the Company on the results of this audit. It is the Committee's responsibility to monitor and oversee these activities.

      The Committee has met and held discussions with management and Deloitte & Touche LLP ("Deloitte"), the Company's independent auditors throughout the year. The Committee discussed with Deloitte the results of Deloitte's examination of the Company's consolidated financial statements for the year ended December 31, 2000, its evaluation of the Company's internal controls, and its assessment of the overall quality of the Company's financial controls. Management has represented to the Committee that the Company's consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The Committee reviewed and discussed the consolidated financial statements with management and Deloitte. The Committee also discussed matters with Deloitte related to the financial reporting process, which are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

      Audit Fees: The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were approximately $300,000

      Financial Information Systems Design and Implementation Fees: There were no fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

      All Other Fees: The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000 were approximately $417,000. These fees were primarily related to tax services, registration statements, and due diligence.

      Deloitte provided the Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee has met with Deloitte and reviewed and discussed Deloitte's independence. The Audit Committee also considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

      Based on the Committee's discussions with management and Deloitte, the Committee's review of the representations of management, and the report of Deloitte to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. The Committee also recommended the retention of Deloitte as independent auditors of the Company for Fiscal Year 2001.

      The members of the Committee are Michael A. Robinson, the Committee's Chairman, Hedayat Amin-Arsala and Javad K. Hassan.

      The following report of the Board of Directors in the next section and the performance graph below shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "Commission") or subject to Regulations 14A or 14C of the Commission or to the liabilities of
Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

EXECUTIVE COMPENSATION

      The Company has not, as yet, adopted a formal executive compensation program, although it intends to adopt such program. It is expected that such plan will reflect the following executive compensation philosophy and contain the compensation components as described below. Such program may contain all or some of the components and will be subject to change by the Board of Directors.

COMPENSATION PHILOSOPHY

      The Company's mission is to be a significant provider of optical fiber and optical fiber preforms in the markets it serves. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to shareholders, the Company must compete for, attract, develop, motivate and retain top quality executive talent at the corporate office and operating business units of the Company during periods of both favorable and unfavorable world-wide business conditions.

      The Company's executive compensation program is a critical management tool in achieving this goal. "Pay for performance" is the underlying philosophy for the Company's executive compensation program. The program is designed to link executive pay to corporate performance, including share price, recognizing that there is not always a direct and short-term correlation between executive performance and share price. To align shareholder interests and executive rewards, significant portions of each executive's compensation will represent "at risk" pay opportunities related to accomplishment of specific business goals.

      The program will be designed and administered to:

      o provide annual and longer term incentives that help focus each executive's attention on approved corporate business goals the attainment of which, in the judgment of the Board of Directors, should increase long-term shareholder value;

      o link "at risk" pay with appropriate measurable quantitative and qualitative achievements against approved performance parameters;

      o reward individual and team achievements that contribute to the attainment of the Company's business goals; and

      o provide a balance of total compensation opportunities, including salary, bonus, and longer term cash and non-cash and equity incentives, that are competitive with similarly situated companies and reflective of the Company's performance.

      In seeking to link executive pay to corporate performance, the Board believes that the most appropriate measure of corporate performance is the increase in long-term shareholder value, which involves improving such fundamental quantitative performance measures as revenue, net income, cash flow, operating margins, earnings per share and return on shareholders' equity. The Board may also consider qualitative corporate and individual factors which it believes bear on increasing the long-term value of the Company to its shareholders. These include (i) the development of competitive advantages, (ii) the ability to deal effectively with the complexity and globalization of the Company's businesses, (iii) success in developing business strategies, managing costs and improving the quality of the Company's products and services as well as customer satisfaction, (iv) the general performance of individual job responsibilities, and (v) the introduction of new products, new patents and other innovations.

COMPONENTS OF EXECUTIVE COMPENSATION PROGRAM

      The Company's executive compensation program will consist of (i) an annual salary, (ii) an annual bonus, (iii) issuance of restricted stock, and (iv) a long-term incentive represented by stock options. As explained below, restricted stock and stock options serve to link executive pay to corporate performance, since the attainment of these awards depends upon meeting the quantitative and, if applicable, qualitative performance goals which serve to increase long-term shareholder value.

      Salary and Bonus. In December of each year, the Board will set the annual salary for the following year of each executive officer not subject to an employment contract, and establish a potential bonus opportunity that executives (even those subject to employment contracts) may earn for each of the quantitative and, if applicable, qualitative performance goals established by the Committee. The Board intends to set these targets in the first half of each year after a detailed review by the Board of the Company's annual operating budget.

      Stock Options and Restricted Stock. The longer-term component of the Company's executive compensation program will consist of qualified and/or non-qualified stock option and restricted stock grants. The options generally permit the option holder to buy the number of shares of Common Stock covered by the option (an "option exercise") at a price equal to or greater than eighty-five percent (85%) of the market price of the stock at the time of grant. Thus, the options generally gain value only to the extent the stock price exceeds the option exercise price during the life of the option. Generally a portion of the options vest over a period of time and expire no later than ten years, and in many cases five years after grant. In addition, in appropriate circumstances, the Company will award restricted stock to executives. Executives will generally be subject to limitations in selling the restricted stock immediately, and therefore will have the incentive to increase shareholder value.

BASIS OF 2000 COMPENSATION

      As indicated in the Company's executive compensation philosophy, a major factor in the Board's compensation decisions is the competitive marketplace for senior executives. In setting competitive compensation levels, the Company will compare itself to a self-selected group of companies of comparable size (a peer group), market capitalization, technological and marketing capabilities, performance and global presence with which the Company competes for executives.

PERFORMANCE GRAPH

      Set forth below is a graph comparing the monthly change in the Company's cumulative total shareholder return on its Common Stock from January 14, 1997 (the effective date of the Company's initial registration under Section 12 of the Exchange Act) to December 31, 2000 (as measured by dividing (i) the sum of
(A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the excess of the Company's share price at the end of the period over the price at the beginning of the measurement period, by
(ii) the share price at the beginning of the measurement period), with the cumulative total shareholder return1 so calculated of the Russell 2000 Index, and a group of peer issuers in a line of business similar to the Company during the same period (the "Peer Group"2).

 [OBJECT OMITTED]


--------------
1 Cumulative total return assumes $100.00 invested at the close of trading on January 14, 1997, in Fibercore, Inc., Russell 2000 Index, and the Peer Group and assumes reinvestment of dividends.

2 The Peer Group consists of the following companies; Corning, Inc., Lucent Technologies, Inc. and Optical Cable Corp each of which does substantial business in the fiber optic sector. The Company used a different Peer Group in the 2001 proxy than in the 2000 proxy because it provides a more meaningful basis of comparison. One member of the old Peer Group, SpecTran Corp. was acquired by Lucent Technologies, Inc. in the first quarter of 2000, and another member of the old Peer Group, Luxtec Corporation was de-listed in November of 2000; the third member of the old Peer Group has a significantly lower market cap than the Company.

LITIGATION

      The Company is currently in litigation with Techman International Corp. ("Techman") and M. Mahmud Awan who controls Techman, relating to certain investments, contracts and other claims. Both parties are seeking approximately $500,000. In addition, the Company is suing Techman and Awan for the return of shares that have been canceled by the Company because of the failure of Techman and Awan to satisfy certain conditions related to their issuance. In September of 2000, the court found that there is reasonable likelihood that the Company would recover on its claims and, accordingly, granted the Company's motion for an attachment and preliminary injunction with respect to certain assets of Techman and Awan (Superior Court Department, Docket No. 00-0812C). The litigation is in the discovery phase. Based on the court's ruling, the Company believes it is likely to prevail in this matter.

      In addition to the above, the Company is subject to various claims that arise in the ordinary course of business. The Company believes such claims, individually or in the aggregate, will not have a material adverse affect on the business of the Company.

OTHER BUSINESS

      As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented at the Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, the persons named as proxies will vote on such matters in their discretion.

SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING AND OTHER MATTERS

      Any shareholder proposals intended to be presented at the Company's 2002 annual meeting of shareholders must be received by the Secretary, FiberCore, Inc., no later than February 15, 2002 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting. Moreover, with regard to any proposal by a stockholder not seeking to have such proposal included in the proxy statement but seeking to have such proposal considered at the 2002 Annual Meeting, if such stockholder fails to notify the Company of such proposal in the manner set forth above no later than April 30, 2002, then the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the 2002 Annual Meeting notwithstanding that stockholders have not been advised of the proposal in the proxy statement for the 2002 Annual Meeting. Any proposals submitted by stockholders must comply in all respects with (i) the rules and regulations of the Securities and Exchange Commission, (ii) the provisions of the Company's Certificate of Incorporation and Bylaws, and (iii) Nevada law.

      The management of the Company is not aware of any matters other than those set forth in this Proxy Statement which will be presented for action at the meeting. If any other matters should properly come before the meeting, the persons authorized under management's proxies shall vote and act with respect thereto according to their best judgment.

ANNUAL REPORT

      The Company's 2000 Annual Report is concurrently being mailed to shareholders. The Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Deloitte & Touche LLP, Independent Certified Public Accountants.

                                          By Order of the Board of Directors
                                          /s/  Charles De Luca
                                          ----------------------------------
                                          Charles De Luca
                                          Secretary

      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

This Audit Committee Charter (the "Charter") has been adopted by the Board of Directors (the "Board") of FiberCore, Inc. (the Company). The Audit Committee of the Board (the "Committee") shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

ROLE AND INDEPENDENCE: ORGANIZATION

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of Nasdaq. The Committee shall maintain free and open communication with the independent auditors, and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO and the lead independent audit partner.

The Committee shall meet at least two times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors and management.

RESPONSIBILITIES

Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

o Recommending to the Board the independent auditors to be retained (or nominated for shareholder approval) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

o Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors. Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

o Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61, as amended and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

o Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

o Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

o   Discussing with a representative of management and the independent auditors:
    (1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.)

o Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.